First Amendment

to the

Convertible Note Facility Agreement

dated as of May 28, 2015

among

Eco-Stim Energy Solutions, Inc.,

as the Issuer,

ACM Emerging Markets Master Fund I, L.P.,

as the Note Holder,

First Amendment to

Convertible Note Facility Agreement

This First Amendment to the Convertible Note Facility Agreement (this “First Amendment”), dated as of May 28, 2015 (the “First Amendment Effective Date”), is among Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Issuer”) and ACM Emerging Markets Master Fund I, L.P., a Cayman Islands exempted limited partnership (the “Note Holder”).

Recitals

A. The Issuer and the Note Holder are parties to that certain Convertible Note Facility Agreement dated as of May 28, 2014 (as heretofore amended, modified, supplemented or restated, the “Convertible Note Agreement”), pursuant to which the Note Holder has purchased, and the Issuer has sold to the Note Holder, multiple draw secured promissory notes, convertible into the common stock of the Issuer, subject to the terms and conditions set forth therein.

B. The parties hereto desire to enter into this First Amendment to amend certain terms of the Convertible Note Agreement as set forth herein, to be effective as of the First Amendment Effective Date.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Convertible Note Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed to such term in the Convertible Note Agreement (as amended hereby). Unless otherwise indicated, all section references in this First Amendment refer to the Convertible Note Agreement.

Section 2. Amendments to Convertible Note Agreement. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Convertible Note Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.1 of the Convertible Note Agreement is hereby amended by adding thereto in alphabetical order the following definitions which shall read in full as follows

“Deferred Interest” has the meaning set forth in Section 3.2A.

“Excluded Issuance” means an issuance or sale of Common Stock of the Issuer in connection with: (a) a grant to any existing or prospective directors, officers or other employees of the Issuer or any subsidiary of the Issuer pursuant any equity-based plans or other compensation agreement; (b) the conversion or exchange of any securities of the Issuer into Common Stock of the Issuer, or the exercise of any warrants or other rights to acquire Common Stock of the Issuer (other than as provided for in the Convertible Note Agreement); or (c) any subdivision of Common Stock of the Issuer (by a split of Common Stock of the Issuer or otherwise), payment of stock dividend, reclassification, reorganization or any similar recapitalization.

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“New Securities” means any authorized but unissued Common Stock of the Issuer.

“Specified Equity Offering” means any issuance of New Securities, other than an Excluded Issuance, on or prior to October 31, 2015.

“Specified Equity Offering Documents” means the documents which set forth the material terms and conditions of a Specified Equity Offering.

2.2 Amendment to Section 3.2A. Section 3.2A of the Convertible Note Agreement is hereby amended and restated in its entirety to read in full as follows:

A. Base Interest. Subject to the provisions of Section 3.2B, the unpaid principal amount of the Notes shall bear interest at a base rate of fourteen percent (14%) per annum (such interest is referred to herein as the “Base Interest”), payable annually in arrears on each anniversary of the Closing Date, in cash. Notwithstanding anything in this Section 3.2A or anything else herein to the contrary, the Note Purchaser has elected to have the May 28, 2015 interest payment (the “Deferred Interest”) paid in the form of Shares upon the consummation of a Specified Equity Offering (if any). Upon consummation of such Specified Equity Offering, the Deferred Interest shall be converted into Shares at a price equal to the price provided for such Shares in the Specified Equity Offering Documents (it being understood that the Note Purchaser shall be issued New Securities in an amount equal to ten percent (10%) of the gross proceeds received by the Issuer in such Specified Equity Offering, up to the amount of Deferred Interest), and Section 3.5 of the Convertible Note Facility Agreement shall be deemed to be amended to provide for delivery of payment of the Deferred Interest in New Securities. In the event that the Issuer fails to consummate a Specified Equity Offering or the size of the Specified Equity Offering is insufficient to enable payment of the entire Deferred Interest in New Securities, the Issuer may, at its option, pay on October 31, 2015, any Deferred Interest not paid in New Securities either in cash or in kind by increasing the principal amount of the Notes by an amount equal to the Deferred Interest not so paid, provided that, to the extent that such Deferred Interest is so paid in kind, (i) the Issuer shall make a payment in cash in an amount equal to such Deferred Interest on or prior to May 28, 2017 and (ii) except for the required payment described in clause (i), all other terms and provisions of the Notes shall continue to apply.

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Section 3. Conditions Precedent. The effectiveness of this First Amendment is subject to the following:

3.1 The parties shall have received counterparts of this First Amendment from the Issuer, the Subsidiary Guarantors (as defined in the U.S. Security Agreement) and the Note Holder.

3.2 The Note Holder shall have received such other documents as the Note Holder or special counsel to the Note Holder may reasonably request.

The Note Holder shall notify the Issuer of the effectiveness of this First Amendment, and such notice shall be conclusive and binding.

Section 4. Representations and Warranties; Etc. The Issuer and each of the Subsidiary Guarantors hereby affirms: (a) that as of the date hereof, the representations and warranties of the Issuer and the Subject Companies set forth in each Transaction Document (in the case of the Convertible Note Agreement, giving effect to this First Amendment thereto) are true and correct in all material respects to the same extent, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (b) that as of the date hereof, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment or the Transaction Documents that would constitute an Event of Default or a Potential Event of Default.

Section 5. Miscellaneous.

5.1 Use of Deferred Interest Funds. The Issuer and the Noteholder agree that the Issuer shall, as part of its capital expenditure plan for the current fiscal year, use cash and cash equivalents in an aggregate amount equal to Deferred Interest for capital expenditures associated with increasing the hydraulic horsepower capacity of the Issuer’s operations in Argentina.

5.2 Confirmation and Effect. The provisions of the Convertible Note Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment. Each reference in the Convertible Note Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Convertible Note Agreement as amended hereby, and each reference to the Convertible Note Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Convertible Note Agreement shall mean and be a reference to the Convertible Note Agreement as amended hereby. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Note Holder under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

5.3 Ratification and Affirmation of the Issuer and Subsidiary Guarantors. The Issuer and each of the Subsidiary Guarantors hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies and affirms its obligations under the Transaction Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Transaction Documents to which it is a party (in each case, as amended hereby), and (d) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this First Amendment.

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5.4 Counterparts. This First Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

5.5 Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.6 Severability. In case any provision in or obligation under this First Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.7 Transaction Document. This First Amendment shall constitute a “Transaction Document” for all purposes under the other Transaction Documents.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

ISSUER:	ECO-STIM ENERGY SOLUTIONS, INC.
a Nevada corporation

	By:	/s/ Jon Christopher Boswell
	Name:	Jon Christopher Boswell
	Title:	President and Chief Executive Officer

SUBJECT COMPANIES:	ECOSTIM, INC.

	By:	/s/ Jon Christopher Boswell
	Name:	Jon Christopher Boswell
	Title:	President and Chief Executive Officer

VIKING ROCK AS

By:	/s/ Jon Christopher Boswell
Name:	Jon Christopher Boswell
Title:	Chairman of the Board of Directors

VIKING ROCK HOLDING AS

By:	/s/ Jon Christopher Boswell
Name:	Jon Christopher Boswell
Title:	Chairman of the Board of Directors

[Signature Page]

[First Amendment to the Convertible Note Facility Agreement]

[Eco-Stim Energy Solutions, Inc.]

NOTE HOLDER:	ACM EMERGING MARKETS MASTER FUND I, L.P.,
a Cayman Islands exempted limited partnership

	By:	ALBRIGHT CAPITAL MANAGEMENT LLC,
its General Partner

	By:	/s/ Gregory Bowes
	Name:	Gregory Bowes
	Title:	Authorized Officer

[Signature Page]

[First Amendment to the Convertible Note Facility Agreement]

[Eco-Stim Energy Solutions, Inc.]